UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2021

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	TLYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d)

Effective October 15, 2021 and October 20, 2021, the Board of Directors (the “Board”) of Tilly’s, Inc. (the “Company”) appointed Teresa L. Aragones and Erin M. Chin, respectively, to serve as directors on the Board until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualified. Neither Mses. Aragones nor Chin are expected to serve on any committees of the Board at this time. Following the appointments of Mses. Aragones and Chin, the total number of directors on the Board increased to eight directors.

Neither Mses. Aragones nor Chin is party to any arrangement or understanding with any person pursuant to which they were appointed as directors nor is either director party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or its subsidiaries.

Each of Mses. Aragones and Chin is expected to enter into an indemnification agreement with the Company, the form of which is attached as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed with the Securities and Exchange Commission on April 1, 2021.

Ms. Aragones has served as Chief Marketing Officer at Discord, Inc. since September 2020. She previously served as Chief Marketing Officer at Visual Supply Company from May 2018 to April 2020. She also served in various Director-level marketing roles at Nike, Inc. (NYSE: NKE) from March 2008 to September 2017, most recently serving as the Senior Brand Director Global, Women’s Training. Prior to Nike, she was Managing Partner in Digital Branding and Innovation at David & Goliath from April 2006 to March 2008. From July 1997 to April 2006, she served in various roles at Volkswagen Group of America, Inc., with her latest role being Director of Media and Interactive Marketing. Ms. Aragones started her career at D’Arcy Masius Benton & Bowles from 1992 to 1997, with her latest role being Brand Account Supervisor, Pontiac-GMC Division. Ms. Aragones has served as an advisor, adjunct instructor and speaker at the College for Creative Studies since 2012, and as a member of the Advisory Council for the Cranbrook Academy of Art since 2011. She holds a BS in Entrepreneurial Studies and Marketing from Babson College.

Ms. Chin has served as Chief Marketing Officer for the Streamers and Creators business at Logitech International S.A. (NASDAQ: LOGI) since November 2020. She previously served as the Senior Brand Marketing Director for the Mountain Dew brand at PepsiCo, Inc. (NASDAQ: PEP) from June 2018 to October 2020. She also served in various roles at Proximo Spirits, Inc., an American spirits importer and international distributor, from October 2014 to May 2018, most recently serving as Group Brand Director/Head of Marketing. From September 2007 to September 2014, she served in multiple roles, including as a Senior Brand Manager, at Diageo North America Inc., a premium spirits company. Ms. Chin began her career as a media and communications investment banker at The Goldman Sachs Group, Inc. She holds an MBA from Harvard Business School and a BS in Finance from Hampton University.

Item 7.01	Regulation FD Disclosure.

On October 20, 2021, the Company issued a press release announcing the appointments of Mses. Aragones and Chin as directors on the Board. A copy of this press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financials Statements and Exhibits

The following exhibits are being furnished herewith.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

99.1	Press Release of Tilly’s, Inc., dated October 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: October 20, 2021	By:	/s/ Michael L. Henry
	Name:	Michael L. Henry
	Title:	Executive Vice President, Chief Financial Officer